EXHIBIT 99.1

                             CHELL GROUP CORPORATION

                              Shareholders' Equity

Changes to Shareholders' Equity
Subsequent to February 28, 2002

                                                           Number of                      $                         $
                                                         Common Shares                Canadian                      US
-------------------------------------------------------------------------------------------------------------------------
S/H's Equity Feb. 28/02                                    14,942,540                10,057,640                 7,367,896
(1)  Conversion of Debt to Equity                             740,000                 1,391,172                   880,600
(2)  Conversion of Notes to Equity                          1,800,000                 2,274,912                 1,440,000
(3)  Equity Financing completed                               700,000                 1,105,860                   700,000
-------------------------------------------------------------------------------------------------------------------------
                                                           18,182,540                14,829,584                10,188,496
=========================================================================================================================

(1) Represents conversion of short-term note payable with 24% interest to common shares.

(2) Represents conversion of a portion of notes payable to CALP and ABFL to equity.

(3) Represents net proceeds from private placement memorandum whereby common shares were issued.